UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01.    Entry into Material Definitive Agreements.

Note Purchase Agreement

On October 12, 2020, Workhorse Group Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”), with Antara Capital LP (“Antara”) and HT Investments MA LLC (“HT”, and together with Antara, the “Investors”) pursuant to which the Company agreed to issue and sell, in a private placement by the Company to the Investors (the “Private Placement”), 4.00% senior secured convertible notes due 2024 in an aggregate principal amount of $200,000,000.00 (the “Notes”) that are convertible into shares of the Company’s common stock, par value of $0.001 per share (“Common Stock”).

The closing of the Private Placement is expected to take place on or about October 14, 2020. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investors and customary conditions to closing. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company is paying commissions to Goldman Sachs & Co. LLC and BTIG, LLC in connection with the Private Placement, so the proceeds before expenses will be approximately $194,500,000, following their release from escrow upon satisfaction of certain conditions related to the collateral. The Company expects to use the net proceeds from this offering to increase and accelerate production volume, advance new products to market, and support current working capital and other general corporate purposes.

The Notes shall be senior secured obligations of the Company and rank senior to all unsecured debt of the Company, and will be due on October 14, 2024. The Notes will bear interest at 4.00% per annum, paid quarterly commencing January 15, 2021 in cash or, subject to certain conditions and other limitations, shares of Common Stock, at the Company’s option. The interest rate on the Notes may be reduced to 2.75% if the Company meets certain conditions. The conversion price will be $36.14, a 35% premium over the closing price of the Common Stock trading price on October 9, 2020, subject to certain potential closing adjustments based on the average trading price for the two trading days prior to closing, as well as customary anti-dilution adjustments and adjustments for certain corporate events. The number of shares issuable in lieu of cash interest on the Notes will be based on the share price of the Common Stock at that time. The Notes will generally not be redeemable at the option of the Company prior to the third anniversary of their issue date.

The Notes will be guaranteed by all the Company’s current and future subsidiaries and will be secured by liens on substantially all the assets of the Company and its subsidiaries. The Company will be required to hold the proceeds of the Notes in escrow until it completes certain requirements related to the collateral. The indenture governing the Notes includes customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, and dividends and other restricted payments, and customary events of default. The Purchase Agreement provides that the Company will enter into a registration rights agreement providing for the registration under the Securities Act of 1933 of shares of Common Stock issuable in respect of the Notes.

Securities Exchange Agreement

In addition, the Company has entered into a securities exchange agreement (the “Exchange Agreement”) with HT, which is the holder of its existing 4.5% convertible notes (the “Existing Notes”) to exchange the full $70.0 million outstanding principal amount of those notes for shares of Common Stock. The Exchange Agreement provides that the holder of the Existing Notes will exchange $70.0 million principal amount of the Existing Notes, which is the entire outstanding principal amount of the notes, for 5,034,212 shares of the Company’s common stock, subject to certain pre-closing adjustments. When the exchange is completed, the Company will have no further obligations under the Existing Notes.

The transactions contemplated by the Exchange Agreement are expected to close on or about October 14, 2020. The Exchange Agreement contains customary representations, warranties and agreements by us and the holder and customary conditions to closing. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The description of the terms and conditions of the agreements described above do not purport to be complete and are qualified in their entirety by the full text of the form of the agreements described above, which are to be filed as exhibits to this Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Purchase Agreement and Exchange Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 7.01.    Regulation FD Disclosure.

On October 12, 2020, the Company issued a press release about the Registered Direct offering. The press release is furnished as exhibit 7.01 and incorporated by reference herein.

Item 9.01.    Exhibits.

Exhibit No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Exchange Agreement
7.01	Press Release, dated October 12, 2020
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 13, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer

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